                                                         EXHIBIT 4(J)


                          FLEET FINANCIAL GROUP, INC.
                           Form of Warrant Agreement
                     [for warrants sold attached to equity
                                 securities]1/*
                                            --

   THIS WARRANT AGREEMENT is dated as of             between
Fleet Financial Group, Inc., a Rhode Island corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to) and                               , as Warrant Agent
(herein called the "Warrant Agent").

   WHEREAS, the Company proposes to sell [title of Equity Securities being offered] (the "Offered Securities") with warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase [title of Equity Securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

   WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

   NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                       ISSUANCE OF WARRANTS AND EXECUTION
                      AND DELIVERY OF WARRANT CERTIFICATES

   Section 1.01. Issuance of Warrants. Warrants shall be initially issued in connection with the issuance of the Offered Securities [but shall be separately transferable on and after
         , 19 . (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions


1     *Complete or modify the provisions of this Form as
- --   appropriate to reflect the terms of the Warrants and
     Warrant Securities.

contained herein and therein, to purchase        Warrant
Securities. Warrant Certificates shall be initially issued in units with the Offered Securities and each Warrant Certificate included in such a unit shall evidence Warrants for
   Offered Securities included in such unit.

   Section 1.02. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in [bearer] [registered] form substantially in the form set
forth in Exhibit A hereto, shall be dated             and may
have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

   No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

   In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

   [If bearer Warrant - The term "holder" or "holder of a Warrant Certificate" as used herein shall mean [If Offered Securities with Warrants which are not immediately detachable - prior to the Detachable Date, the registered owner of the Offered Security to which such Warrant Certificate was initially attached, and after such Detachable Date] the bearer of such Warrant Certificate.]

   If registered Warrants - The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. [If Offered Securities with Warrants which are not immediately detachable - or upon the register of the Offered Securities prior to the Detachable Date. The Company will or will cause the registrar of the Offered Securities to make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date.]]

   Section 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase Warrant Securities (except as provided in Sections 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to
purchase up to               Warrant Securities and shall deliver
such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates [If registered Warrants - or in connection with their transfer], as hereinafter provided or as provided in Section 2.03(c).

                             ARTICLE II.

         WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

   Section 2.01.  Warrant Price.  On             , 19  , the
exercise price of each Warrant is $             .  During the
period from             , 19   through and including
        , 19 the exercise price of each Warrant will
be $              .  On            , 19  , the exercise
price of each Warrant will be $            .  Such purchase
price of Warrant Securities is referred to in this Agreement as the "Warrant Price." The Warrant Price and the number and kind of shares of capital stock for which a Warrant may be exercised is subject to adjustment from time to time as set forth in Article V hereof.

   Section 2.02. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or
after [the date thereof] [           , 19  ] and at or before 5
p.m. New York time on            , 19  ,(the "Expiration
Date"). Each Warrant not exercised at or before 5 pm. New York time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

   Section 2.03. Exercise of Warrants. (a) During the period specified in Section 2.02. any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at
         ], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account.
 The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

   (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificate evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

   (c) As soon as practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled in fully registered form, registered in such name or names as may be directed by such holder. Such certificate or certificates evidencing the Common Stock shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Securities as of the close of business on the exercise date.
No fractional shares of Warrant Securities will be issued upon exercise of any Warrant. For each fractional share that would otherwise be issued, the Company will pay by company check in an amount equal to such fraction multiplied by the closing sales price of the Warrant Securities on the New York Stock Exchange (or if not so listed, another equivalent means reasonably determined by the Company) on the business day immediately preceding the exercise date. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

   (d) The Company shall not be required to pay any stamp or other tax or other governmental change required to be paid in connection with any transfer involved in the issue of the Warrant Securities and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                  ARTICLE III.

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                                    HOLDERS
                            OF WARRANT CERTIFICATES

   SECTION 3.01. No Rights as Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as stockholder of the Company.

   SECTION 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfaction to it and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

   SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement any holder of a Warrant Certificate without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                           ARTICLE IV.

         EXCHANGE AND TRANSFER OF WARRANT CERTIFICATE

   SECTION 4.01.  Exchange and Transfer of Warrant Certificates.
 [If Offered Securities with Warrants which are immediately detachable - Upon] [If Offered Securities with Warrants which are not immediately detachable - Prior to the Detachable Date, a Warrant Certificate may be exchanged or
transferred only together with the Offered Securities to which the Warrant Certificate was initially attached and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Securities.  Prior to the Detachable
Date, each transfer of the Offered Securities [or the register of the Offered Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent
[or            ], Warrant Certificate evidencing Warrants may
be exchanged for Warrant Certificates in other denominations evidencing such Warrants [If registered Warrants; or the transfer thereof may be registered in whole or in part];
provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. [If registered Warrants - The Warrant Agent shall
keep, at its corporate trust office [and at              ],
books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and
exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent
at its corporate trust office [or             ] for exchange
[or registration of transfer], properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange [or registration of transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange
[or registration of transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or registration of transfer] an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company as so requested. The Warrant Agent shall not be required to effect any exchange [or registration of transfer] which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange [or registration of transfer].

   SECTION 4.02. Treatment of Holders of Warrant Certificates. [If Offered Securities with bearer Warrants which are not immediately detachable - Subject to Section 4.01, each] [If Offered Securities with bearer Warrants which are immediately detachable - Each] Warrant Certificate shall be transferable by delivery and shall be deemed negotiable and the bearer of each Warrant Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.] [If registered Warrants which are not immediately detachable - Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent [or the registrar of the Offered Securities prior to the Detachable Date], the Company and the Warrant Agent [or the registrar of the Offered Securities prior to the Detachable Date] may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

   SECTION 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange [registration of transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                             ARTICLE V

                            ADJUSTMENTS.

   SECTION 5.01.  ADJUSTMENT OF WARRANT PRICE.  The Warrant
Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

   5.01 MANDATORY ADJUSTMENTS. The Warrant Securities shall be subject to adjustment as follows:

        (a) If the Company shall (i) declare or pay a dividend on its outstanding Warrant Securities in shares of Warrant Securities or make a distribution to holders of its Warrant Securities in shares of Warrant Securities, (ii) subdivide its outstanding shares of Warrant Securities into a greater number of shares of Warrant Securities, (iii) combine its outstanding shares of Warrant Securities into a smaller number of shares of Warrant Securities, or (iv) issue by reclassification of its shares of Warrant Securities other securities of the Company, then the Warrant Securities in effect immediately prior thereto shall be adjusted so that the holder of any Warrants thereafter exercised shall be entitled to receive the number and kind of shares of Warrant Securities or other securities that the holder would have owned or been entitled to receive after the happening of any of the events described above had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 5.01(a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

        (b) If the Company shall issue to all holders of its Warrant Securities rights, options, warrants or convertible or exchangeable securities expiring within 60 days containing the right to subscribe for or purchase shares of Warrant Securities at a price per share that is lower than the then Quoted Price per share (as hereinafter defined) of Warrant Securities, then the Warrant Securities shall be adjusted in accordance with the following formula:


                     (N X P)
                      -----
        AE = E x O + (  M  )
                 -----------
                   O + N

where

   AE = the adjusted Warrant Price.
    E = the current Warrant Price.
    O = the number of shares of Warrant Securities outstanding on the record date.
    N = the number of additional shares of Warrant Securities
        offered.
    P = the offering price per share of the additional shares. M = the Quoted Price per share of Warrant Securities on the record date.

The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, options, warrants or convertible or exchangeable securities. Upon the expiration of any such rights, options, warrants or convertible or exchangeable securities, if any thereof shall not have been exercised, the Warrant Price shall be increased by the amount of the initial adjustment of the Warrant Price made pursuant to this Section 5.01(b) in respect of such expired rights, options, warrants or convertible or exchangeable securities. For the purposes of this Section 5.01, the "Quoted Price" per share of Warrant Securities at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (i) if the Warrant Securities are listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Warrant Securities, the last reported sales price regular way on the principal national securities exchange on which the Warrant Securities are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Warrant Securities has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (ii) if the Warrant Securities are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by NASDAQ, or
(iii) if bid and asked prices for the Warrant Securities on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Warrant Securities and not affiliated with the Company selected for such purpose by the Board of Directors of the Company, or (iv) if no such quotations are available, the fair market value of the Warrant Securities as determined by a New York Stock Exchange member firm regularly making a market in the Warrant Securities selected for such purpose by such Board.

   (c) If the Company shall distribute to all holders of its outstanding Warrant Securities any shares of capital stock of the Company (other than Warrant Securities) or evidences of indebtedness or assets (excluding ordinary cash dividends, other cash distributions from current or retained earnings and dividends or distributions referred to in Sections 5.01(a) and
(b)) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 5.01(b) above) (any of the foregoing being hereinafter in this Section 5.01(c) called the "Securities or Assets"), then in each such case, unless the Company elects to reserve shares or other units of such Securities or Assets for distribution to each holder of a Warrant upon the exercise of the Warrants so that such holder will receive upon such exercise, in addition to the shares of the Warrant Securities to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, exercised the Warrants and received Warrant Securities, the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Quoted Price per share of the Warrant Securities on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Company), of the portion of the Securities or Assets so distributed or of such rights or warrants applicable to one share of Warrant Securities, and the denominator of which shall be the Quoted Price per share of the Warrant Securities on such record date; PROVIDED, HOWEVER, that if the then fair market value (as so determined) of the portion of the Securities or Assets so distributed applicable to one Warrant Security equals or exceeds the Quoted Price per Warrant Security on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of the Warrants shall have the right to receive the amount and kind of Securities and Assets such holder would have received had such holder exercised each such Warrant immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

   (d) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of
at least 1% of such price.   All calculations under this
Section 5.01 shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

   (e) If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Warrant Securities (each of the foregoing being referred to as a "Transaction"), in each case [Insert for Common Stock: (except in the case of a Warrant Securities Fundamental Change (as hereinafter defined))] as a result of which shares of Warrant Securities shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Warrant shall thereafter be exercisable into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Warrant Securities issuable upon the exercise of one Warrant immediately prior to such Transaction. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 5.01(e) and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Warrants, which shall contain provisions enabling the holders of the Warrants to exercise such Warrants for the consideration received by holders of Warrant Securities at the Warrant Price immediately after such Transaction. The provisions of this Section 5.01(e) shall similarly apply to successive Transactions.

   [Insert for Common Stock: (f) In the event of a common stock Fundamental Change, each Warrant shall be exercisable into Common Stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change. The Warrant Price immediately following such Common Stock Fundamental Change shall be the Warrant Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price (as hereinafter defined). The Company shall not consent or agree to the occurrence of any Common Stock Fundamental Change until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Warrants which shall contain provisions enabling the holders of the Warrants to exercise such Warrants for the consideration received by holders of Common Stock at the Warrant Price immediately after such Common Stock Fundamental Change. The provisions of this Section 5.01(f) shall similarly apply to successive Common Stock Fundamental Changes.

   (g)  As used herein:

        (i) The term "Applicable Price" means the Quoted Price for one share of the Common Stock on the record date for the determination of the holders of Common Stock entitled to receive Common Stock in connection with such Common
   Stock Fundamental Change, or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such Common Stock.

        (ii) The term "Common Stock Fundamental Change" shall mean the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive Common Stock that, for the ten consecutive trading days immediately prior to such Common Stock Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the National Market System of NASDAQ (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

        (iii) The term "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the Quoted Price for one share of the Common Stock received by holders of Common Stock in such Common Stock Fundamental Change (determined as if the definition of Quoted Price contained in this Agreement were applicable to such Common Stock) on the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, on the date upon which the holders of Common Stock shall have the right to receive such Common Stock.]

   (h) For the purposes of this Section 5.01, the term "shares of Warrant Securities" shall mean (i) the class of stock designated as the Warrant Securities of the Company at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 5.01(a), (c), (e) or (f) the Holder shall become entitled to receive any securities other than shares of Warrant Securities, thereafter the number of such other securities so issuable upon the exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the rights contained in this Section 5.01.

   (i)  Notwithstanding the foregoing, in any case which this
Section 5.01 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of

Warrant Securities issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash by company check in lieu of any fraction pursuant to Section 2.03.

   (j) If the Company shall take any action affecting the Warrant Securities, other than action described in this Section 5.01, which in the opinion of the Board of Directors of the Company would materially adversely affect the exercise rights of the holders of the Warrants, the Warrant Price for the Warrants may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of the Company to provide for any such adjustment prior to the effective date of any such action by the Company affecting the Warrant Securities shall be evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustments in the circumstances.

        SECTION 5.02. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company; PROVIDED, THAT, if the Company elects so to reduce the then current Warrant Price, such reduction shall remain in effect for at least 20 Business Days, after which time the Company may, at its option, reinstate the Warrant Price in effect prior to such reduction.

        SECTION 5.03. NOTICE OF ADJUSTMENT. Whenever the Warrant Price is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted Warrant Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Warrant Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Warrant Price setting forth the adjusted Warrant Price and the date on which such adjustment becomes effective and shall mail, or cause the Warrant Agent to mail at the Company's expense, such notice of such adjustment of the Warrant Price to each holder of a Warrant at his last address as shown on the Warrants Register.

        SECTION 5.04. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 5.01 hereof, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

        SECTION 5.05. STATEMENT ON WARRANTS CERTIFICATE. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Warrant Securities, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificate initially issuable pursuant to this Agreement.

        SECTION 5.06. WARRANT AGENT'S ADJUSTMENT DISCLAIMER. The Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

                            ARTICLE VI.

                    CONCERNING THE WARRANT AGENT

   SECTION 6.01.  Warrant Agent.  The Company hereby appoints as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

   SECTION 6.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject.

        (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

        (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

        (c) The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good fait and in accordance with the advice of such counsel.

        (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

        (e) The Warrant Agent, and its officers, director and employees, may become the owner of or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and any act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of th Company as freely as if it were not the Warrant Agent hereunder.

        (f) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

        (g) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

        (h) The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant
   Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

        (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 to make any demand upon the Company.

        (j) The Warrant Agent is hereby authorized to obtain from time to time from the present transfer agent for the Warrant Securities (the "Transfer Agent"), and any successor Transfer Agent, stock certificates required to honor outstanding Warrants. The Company hereby authorizes its present and any successor Transfer Agent to comply with all such requests. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 2.03 hereof, and the Warrant Agent shall not be responsible for any delay or failure by such Transfer Agent in supplying such stock certificates.

   SECTION 6.03.  Resignation and Appointment of Successor.
(a) The Company agrees, for the benefit of the holders of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are not longer exercisable.

   (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.
 The obligation of the Company under Section 6.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

   (c) In case at any time the Warrant Agent shall resign, or shall be removed or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all of any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

   (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

   (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                          ARTICLE VII.

                         MISCELLANEOUS

   SECTION 7.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates.

   SECTION 7.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

   SECTION 7.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be
addressed to                    , Attention:               ,
and any communication from the Warrant Agent to the Company
with respect to this Agreement shall be addressed to Fleet Financial Group, Inc., 50 Kennedy Plaza, Providence, Rhode
Island 02903.  Attention:                        (or such other
address as shall be specified in writing by the Warrant Agent or by the Company).

   SECTION 7.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

   SECTION 7.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with, the delivery of the Warrant Securities issue upon such exercise, a Prospectus.

   SECTION 7.06. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

   SECTION 7.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

   SECTION 7.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

   SECTION 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

   SECTION 7.10.  Inspection of Agreement.  A copy of this
Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The
Warrant Agent may require such holder to submit his Warrant
Certificate for inspection by it.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereunto, and the same to be attested, all as of the day and year first above written.

                                 FLEET FINANCIAL GROUP, INC.


Attest:                          By __________________________


__________________________       [NAME OF WARRANT AGENT],
                                         As Warrant Agent


Attest:                          By __________________________


__________________________

                                                      EXHIBIT A


                 (FORM OF WARRANT CERTIFICATE)
                 [Face of Warrant Certificate]

[Form of Legend of               Prior to                  ,
Equity Securities with           this Warrant Certificate
Warrants which are not           cannot be transferred or
immediately detachable:          exchanged unless attached to a
                                 [Title of Offerred
                                 Securities].]

            EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                             WARRANT
                     AGENT AS PROVIDED HEREIN

                    FLEET FINANCIAL GROUP, INC.
                       WARRANTS TO PURCHASE
                   [Title of Warrant Securities]

       VOID AFTER 5 P.M. NEW YORK TIME ON            , 19

[No.]                                                  Warrants

   This certifies that [the bearer is the] [
or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [owner] to purchase, at any time [after 5 p.m. New
York time on              , 19  , and] on or before 5 p.m. New
York time on              , 19  ,             [Title of Warrant
Securities] (the "Warrant Securities"), of Fleet Financial Group, Inc. (the "Company"), on the following basis: [on
        , 19   the exercise price of each Warrant is $        ;
during the period from             , 19  , through and
including             , 19   , the exercise price of each
Warrant will be $      ; from             , 19  ; on
 , 19   the exercise price of each Warrant will be $       ;
during the period from              , 19   , through and
including           , 19   , the exercise price of each Warrant
will be $        (the "Warrant Price").  The holder may
exercise the Warrants evidenced hereby by providing certain information set forth in the back hereof and by paying in full [in lawful money of the United States of America] [in cash or by certified check of official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent] , or its successor as warrant agent

(the "Warrant Agent"), [or              ] currently at the
address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

   Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

   The Company will not be required to issue fractional shares of Warrant Securities upon exercise of the Warrants or distribute stock certificates that evidence fractional shares of Warrant Securities. In lieu of fractional shares of Warrant Securities, there shall be paid by the Company to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash payable by company check equal to the closing sales price of the Warrant Securities on the New York Stock Exchange (or if not so listed, another equivalent means reasonably determined by the Company) on the business day immediately preceding the exercise date, multiplied by such fraction.

   This Warrant Certificate is issued under and in accordance
with the Warrant Agreement dated as of               , 19  ,
(the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement and the form of the Warrant Securities are on file at the above mentioned office of the Warrant Agent
[and at                     ].

   [If Offered Securities with bearer Warrants which are not
immediately detachable - Prior to            , 19  , this
Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities. After such date, this [If Offered Securities with bearer Warrants which are immediately detachable - This] Warrant Certificate, and all rights hereunder, may be transferred by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.]

   [If Offered Securities with registered Warrants which are not
immediately detachable - Prior to            , 19  , this
Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities. After such date, this [If Offered Securities with registered Warrants which are immediately detachable - Transfer of this] Warrant Certificate may be registered when this
Warrant Certificate is surrendered at the corporate trust
office of the Warrant Agent [or           ] by the registered
owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject tot he limitations provided in the Warrant Agreement.]

   [If Offered Securities with Warrants which are not immediately detachable - Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable - After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant
Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

   This Warrant Certificate shall not entitle the holder hereof to any of the rights as a holder of the Warrant Securities, including, without limitation, the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as a stockholder of the Company.

   This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

   Dated as of                , 19  .

                                 Fleet Financial Group, Inc.


                                 By __________________________


Attest:

_____________________________



        Countersigned:


_____________________________
             As Warrant Agent


By __________________________
   Authorized Signature

                [Reverse of Warrant Certificate]
              Instructions for Exercise of Warrant

   To exercise the Warrants evidenced hereby, the holder may pay [in cash or by certified bank check or by bank wire transfer] [by bank wire transfer], in immediately available funds, the
Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department, [insert address of
Warrant Agent], Attn:             [or             ], which
[payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

            To Be Executed Upon Exercise of Warrant

   The undersigned hereby irrevocably elects to exercise
Warrants evidenced by this Warrant Certificate, to purchase
          [Title of Warrant Securities] (the "Warrant
Securities") of Fleet Financial Group, Inc. and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check or by bank wire
transfer, in each case] [by bank wire transfer], in immediately available funds, to the order of Fleet Financial Group, Inc.,
c/o [insert name and address of Warrant Agent], in the amount of
$       in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

   If the number of Warrants exercised is less than all of the Warrant evidenced hereby, the undersigned requests that a new
Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                                  Name ____________________________
                                                   (Please Print)

________________________________        Address _________________________
Social Security Number or Other                 _________________________
Identifying Number of Holder                    _________________________

                                        Signature _______________________

   The Warrant evidenced hereby may be exercised at the following addresses:

By hand at  _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________

By mail at  _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________
       [Instructions as to form and delivery of Warrant
Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants-complete as appropriate.]

            *Certificate for Delivery of Bearer Warrant Securities
                          FLEET FINANCIAL GROUP, INC.
                               Warrant Securities

TO:  Fleet Financial Group. Inc.
   c/o

             as Trustee

   This certificate is submitted in connection with our request
that you deliver to us             Warrant Securities in bearer
form upon exercise of Warrants.  We hereby certify that either
(a) none of such Warrant Securities will be held by or on behalf of a United States Person or (b) if a United States Person will have a beneficial interest in such Warrant Securities, such person is described in Section 165(j)(3)(A),
(B) of (C) of the United States Internal Revenue Code of 1954, as amended and the regulations thereunder. As used herein, "United States Person" means a citizens or resident of the United States, a corporation, partnership or other entity created or organized in or resident under the laws or the United States or any political subdivision thereof or an estate or trust whose income from sources without the United States is includible in gross income for Unites States Federal income tax purpose regardless of its connection with the conduct of a trade or business within the United States.

   We understand that this certificate is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                                     __________________________
                                           (Please print name)


                           [If Registered Warrant]

                                  Assignment

             (Form of Assignment to be Executed if Holder Desires
                    to Transfer Warrants Evidenced Hereby)


        For value received                         hereby sells, assigns and
transfers unto

___________________________________________________  _________________________
(Please print name and address of assignee,          Social Security
including zip code)                                  Number or other
                                                     identifying number



______________________________________________________________________________

the Warrants represented by the within Warrant Certificate and does hereby
irrevocably constitute and appoint            Attorney, to transfer said Warrant
Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:                           ______________________________________
                                            Signature

                                 (Signature must conform in all
                                 respect to name of holder as
                                 specified on the face of this
                                 Warrant Certificate and must bear
                                 a signature guarantee of a
                                 commercial bank, trust company, or
                                 member broker of the New York,
                                 American, Midwest or Pacific Stock
                                 Exchange.)

Signature Guaranteed:


_____________________________





                               -3-